         THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES PURCHASABLE HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL TO THE EFFECT THAT THE PROPOSED TRANSACTION DOES NOT INVOLVE A VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS SUCH COMMON STOCK PURCHASE WARRANT OR THE SHARES PURCHASABLE HEREUNDER ARE SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.

                               SSE TELECOM, INC.

                        COMMON STOCK PURCHASE WARRANT

                           Dated: September 6, 1996

         This is to certify that ALCATEL TELSPACE, a societe anonyme organized under the laws of France (the "Holder") for good and valuable consideration,
                               ------
the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from SSE TELECOM, INC., a Delaware corporation (the "Company"), at any
                                                              -------
time after the date hereof (the "Commencement Date") and not later than
                                 -----------------
September 6, 1999 (the "Expiration Date"), Three Hundred Thousand (300,000)
                        ---------------
shares (the "Aggregate Number") of the fully paid and nonassessable common
             ----------------
stock, $.01 par value per share, of the Company (the "Common Stock") at a
                                                      ------------
purchase price per share equal to the Exercise Price. Under certain conditions, the Aggregate Number may be increased or decreased all as more fully set forth herein.


         SECTION 1. The Warrant. This Common Stock Purchase Warrant (the
                    -----------
"Warrant") is issued to the Holder under and pursuant to that certain Stock
 -------
Purchase and Investment Agreement dated September 6, 1996 between the Company and the Holder (the "Investment Agreement"). This Warrant and the rights and
                     --------------------
privileges of the Holder and the Company hereunder shall survive any termination of the Investment Agreement.


         SECTION 2. Transfers of the Warrant.
                    ------------------------

              (a)   Subject to the restrictions set forth in this Section
     2, the Holder may at any time and from time to time transfer this
     Warrant in whole or in part (i) in its sole
         discretion and without the consent of the Company, to any Affiliate of the Holder, or (ii) with the consent of the Company, to any other Person (in either case a "Transferee"). This Warrant has not been,
                                   ----------
         and the Common Stock issuable upon the exercise hereof may not have been, registered under the Securities Act of 1933, as amended (the "Securities Act"). This Warrant and such Common Stock are issued or
          --------------
         issuable subject to the provisions and conditions contained herein and the restrictive legend set forth herein, and the Holder and every Transferee by accepting the same agrees with the Company to such provisions and conditions, and represents to the Company that this Warrant has been acquired, and that the Common Stock issuable upon the exercise hereof will be acquired, for the account of such Holder or Transferee, as the case may be, for investment purposes and not with a view to or for sale in connection with any distribution thereof.

              (b) The holders of any Common Stock issued as a result of the exercise of this Warrant by acceptance hereof and thereof agree to comply in all respects with the provisions of this Section 2.

              (c) The certificate representing the Common Stock issued upon the exercise of this Warrant shall bear the restrictive legend set forth below:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The shares have been acquired for investment purposes and not with a view to distribution, and may not be sold or offered for sale in the absence of an effective registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel satisfactory to the corporation and its counsel to the effect that the proposed transaction does not involve a violation of the Securities Act of 1933, as amended, and any applicable state securities laws, unless such shares are sold pursuant to Rule 144 of the Securities Act."

              (d) The rights granted hereunder to the Holder of this Warrant shall pass to and inure to the benefit of all subsequent Transferees of all or any portion of this Warrant (provided that the Holder and any Transferee may hold such rights proportionally in the case of any partial transfer hereof).

         SECTION 3. Register for Warrant and Transfer and Exchanges Thereof.
                    -------------------------------------------------------
The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books for that purpose, and from time to time thereafter the Company shall transfer this Warrant on such register when this Warrant is surrendered for transfer, properly endorsed, and accompanied by appropriate instructions including evidence that such transfer is in compliance with Section 2(a) hereof. Upon any such transfer, a new warrant with terms identical hereto (except that the number of shares of Common Stock covered thereby shall be the appropriate number in the event of a partial transfer of this Warrant) shall be issued by the Company to the Transferee. In the event of a partial transfer of this Warrant, a new warrant with terms identical hereto (except for the number of shares of Common Stock covered hereby) shall be issued for the remaining number of shares to the Holder. The surrendered Warrant shall be cancelled. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for other warrants with terms identical hereto (except for the number of shares of Common Stock covered hereby) and representing in the aggregate the right to purchase a like number of shares of Common Stock, subject to adjustment as more fully set forth herein.


         SECTION 4. Exercise.
                    --------

              (a) At any time after the Commencement Date and on or before the Expiration Date, this Warrant may be exercised by the Holder, in whole at any time or in part from time to time, by presentation thereof to the Company at its Principal Office during normal business hours on any Business Day (the "Exercise Date") with the Election to Purchase, in
                            -------------
         the form attached hereto as Exhibit A (the "Election to Purchase"),
                                     ---------       --------------------
         duly executed. Simultaneously therewith, the Holder shall pay to the Company, by wire transfer of immediately available funds, an amount (the "Aggregate Exercise Price") determined by multiplying (i) the
               ------------------------
         number of shares of Common Stock set forth in the Election to Purchase as being acquired by (ii) the Exercise Price. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

              (b) Upon receipt by the Company of this Warrant at its Principal Office, accompanied by the Election to Purchase and the Aggregate Exercise Price as set forth above, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered. Upon such surrender of this Warrant and payment of the Aggregate Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for the number of shares of Common Stock so purchased upon the exercise of this Warrant.

              (c) The Company shall not be required to deliver fractions of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company shall, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Exercise Price.

              (d) In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a warrant with terms identical hereto (except for the number of shares of Common Stock covered thereby) for the unexercised portion hereof.

         SECTION 5. Payment of Taxes.  The Company shall pay all stamp taxes
                    ----------------
payable to the U.S. government or any state or political subdivision thereof and attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant, including any tax or taxes which may be payable because of the transfer involved in the issue or delivery of any certificates for shares or other securities in a name other than that of the Holder in respect of which such shares or securities are issued.

         SECTION 6. Mutilated or Missing Warrant.  In case this Warrant is
                    ----------------------------
mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant which is lost, stolen or destroyed, a new warrant with terms identical hereto and representing an equivalent right or interest, but, if this Warrant is lost, stolen or destroyed, only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and an indemnity also reasonably satisfactory to the Company.


         SECTION 7. Reservation of Common Stock.
                    ---------------------------

              (a) The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares of capital stock or its issued shares of capital stock held in its treasury, or both, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company at any time to fulfill all its obligations hereunder (or if this Warrant is transferred in whole or in part, then sufficient to enable the Company at any time to fulfill all of its obligations hereunder to such Transferees).

              (b) If any shares of Common Stock reserved or to be reserved for the purpose of the exercise of this Warrant require registration with or approval of any governmental authority under any Law before such shares may be validly delivered upon the exercise hereof, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be.

              (c) The Company shall cause all shares of Common Stock issuable upon the exercise of this Warrant to be (i) listed (or to be listed subject to notice of issuance) on each securities exchange on which shares of Common Stock are listed, or (ii) admitted for trading in any inter-dealer quotation system on which shares of Common Stock are traded.

              (d) The Company covenants that all shares of Common Stock that may be delivered upon the exercise of this Warrant in accordance with the terms of this Warrant shall upon delivery by the Company be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges arising through the Company with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever.

              (e) The Company covenants that, upon the exercise of this Warrant as herein provided, there will be credited to the Company's Common Stock account an amount per share so issued as determined by the Company's Board of Directors, which amount shall not be less than the amount required by Law and by the Company's Certificate of Incorporation as amended, as in effect on such exercise.

              (f) The Company covenants that it will not take any action that would cause the Common Stock to have a par value in excess of the Exercise Price then in effect.

         SECTION 8. Adjustments to Aggregate Number.  The Aggregate Number,
                    -------------------------------
after taking into consideration any prior adjustments pursuant to this
Section 8, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder:
              (a)   Adjustment for Certain Changes in Capital Stock of
                    --------------------------------------------------
         the Company. If at any time or from time to time after the date hereof
         -----------
         the Company shall:

                        (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock,

                        (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock;

                        (iii) combine its outstanding shares of Common Stock
              into a smaller number of shares of Common Stock;

                        (iv) make a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                        (v) issue by reclassification of its Common Stock any shares of capital stock;

         then the Aggregate Number in effect immediately prior thereto shall be adjusted and all other necessary adjustments shall be made so that the Holder shall thereafter be entitled to receive, upon the exercise of this Warrant, the number of shares of Common Stock and the number and kind of shares of other capital stock of the Company that the Holder would have owned or would have been entitled to receive after the occurrence of such event had this Warrant been exercised immediately prior to the occurrence of such event. If after such an adjustment the Holder, upon the exercise of this Warrant, shall receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine in the good faith exercise of its reasonable business judgment the allocation of the Aggregate Exercise Price between the classes of capital stock.

              (b)   Adjustment for Common Stock Issuances.  If at any
                    -------------------------------------
         time or from time to time after the date hereof the Company shall issue or sell any shares of Common Stock which qualify as New Securities (as such term is defined in the Investment Agreement) and provided that the Holder exercises its rights to purchase all such New Securities which it is entitled to purchase pursuant to the Investment Agreement, the Aggregate Number in effect immediately prior thereto shall be adjusted so that the Aggregate Number thereafter shall be determined by multiplying (i) the Aggregate Number immediately prior to such action by (ii) a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock and the number of such shares of Common Stock so issued and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock. The provisions of this Section 8(b) shall not apply to any issuance of shares of Common Stock for which an adjustment is otherwise provided under Section 8(a). No adjustment of the Aggregate Number shall be made under this Section 8(b) upon the issuance of any shares of Common Stock which are issued pursuant to (i) this Warrant or
         (ii) the exercise of other subscription or purchase rights or options, or the exercise of any conversion or exchange rights in any Convertible Securities, provided that an adjustment shall previously have been made upon the issuance of such other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant ot Section 8(c) or 8(d) hereof.

              (c)   Adjustment for Issuance of Rights, Options and Warrants. If
                    -------------------------------------------------------
         at any time or from time to time after the date hereof the Company shall issue or sell any options, warrants or other rights to subscribe for or purchase or otherwise acquire any shares of Common Stock or any Convertible Securities which qualify as New Securities (as such term is defined in the Investment Agreement), whether or not the rights to subscribe, purchase, exchange or convert thereunder are immediately exercisable, and provided that the Holder exercises its rights to purchase all such New Securities which it is entitled to purchase pursuant to the Investment Agreement, then the Aggregate Number in effect immediately prior thereto shall be adjusted as provided in
         Section 8(b) on the basis that the maximum number of shares of Common Stock issuable pursuant to all such options, warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued.

              (d)   Adjustment for Issuance of Convertible Securities. If at any
                    -------------------------------------------------
         time or from time to time after the date hereof the Company shall issue or sell Convertible Securities which qualify as New Securities (as such term is defined in the Investment Agreement), whether or not the rights to exchange or convert thereunder are immediately exercisable, and provided that the Holder exercises its rights to purchase all such New Securities which it is entitled to purchase pursuant to the Investment Agreement, then the Aggregate Number in effect immediately prior thereto shall be adjusted as provided in Section 8(b) on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued. No adjustment of the Aggregate Number shall be made under this Section 8(d) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any options, warrants or other subscription or purchase rights if an adjustment shall previously have been made upon the issuance of such options, warrants or other rights pursuant to Section 8(c) hereof.

              (e)   Other Changes in Common Stock.  In case at any time the
                    -----------------------------
         Company shall after the date hereof initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, acquisition of capital stock of the Company by means of a share exchange, the sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company's assets, a liquidation, a charter amendment, or a recapitalization or reclassification of the Common Stock) in which the previous outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction"),
                                                                 -----------
         then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to receive upon the exercise of this Warrant at any time on or after the consummation of the Transaction, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 8). If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty percent (50%) of the outstanding Common Stock (a "Stock Sale"), and if the Holder so designates in a written
                   ----------
         notice given to the Company, such Holder shall be entitled to receive upon the exercise of this Warrant at any time on or after the consummation of the Stock Sale, in lieu of the Common Stock issuable upon exercise of this Warrant prior to the consummation of the Stock Sale, the securities or other property to which such Holder would have been entitled if such Holder had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer and had accepted such offer (subject to adjustments from and after the consummation of such purchase, tender or exchange offer as nearly equivalent as possible to the adjustments provided for in this Section 8). The Company will not effect any Transaction unless prior to the consummation thereof each Person (other than the Company) which may be required to deliver any securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Holder, the obligation to deliver to such Holder such securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive and such Person shall have similarly delivered to the Holder an opinion of counsel for such Person, satisfactory to the Holder, which opinion shall state that all of the terms of this Warrant, including, without limitation, the provisions of this Section 8(e), shall thereafter continue in full force and effect and shall be enforceable against the Company and such Person in accordance with the terms hereof and thereof, together with such other matters as the Holder may reasonably request. The foregoing provisions of this Section 8(e) shall similarly apply to successive Transactions.

              (f)   Other Action Affecting Common Stock.  In case at any
                    -----------------------------------
         time or from time to time after the date hereof the Company shall take any action affecting its Common Stock, other than an action described in Section 8(a), (b), (c), (d) or (e), then, unless in the opinion of the Board of Directors of the Company such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

              (g)   Reversal of Adjustment.  If at any time after any
                    ----------------------
         adjustment of the Aggregate Number shall have been made pursuant to
         Section 8(c) or 8(d) on the basis of the issuance of options, warrants or other rights or the issuance of Convertible Securities, such options, warrants or rights or the right of conversion or exchange in such Convertible Securities shall expire before the exercise of this Warrant in whole or in part, and a portion of such options, warrants or rights, or the right of conversion or exchange in respect of a portion of such Convertible Securities, as the case may be, shall not have been exercised, such previous adjustment as to such portion shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with such adjustment as to such portion shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such options, warrants or rights or Convertible Securities on the basis of treating the number of shares of Common Stock, if any, theretofore actually issued pursuant to the previous exercise of such options, warrants or rights or such right of conversion or exchange as having been issued on the date or dates of such exercise and, if and to the extent called for by the foregoing provisions of this Section 8(g) on the basis aforesaid, a new adjustment of the Aggregate Number shall be made, and such new adjustment shall supersede the previous adjustment so rescinded and annulled.

              (h)   Special Rules.  The following provisions shall be applicable
                    -------------
         to the making of adjustments of the Aggregate Number hereinbefore provided for in this Section 8:

                        (i) No adjustment of the Exercise Price shall be made in connection with any adjustment of the Aggregate Number except to the extent that an adjustment in the Minimum Exercise Price as provided in the definition thereof has an effect on the Exercise Price.

                        (ii)  The sale or other disposition of any
              issued shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section 8.

                        (iii) The adjustments required by this Section 8 shall
              be made whenever and as often as any specified event requiring an adjustment shall occur.

                        (iv) In computing adjustments under Section 8, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth (.001) of a share.

              (i)   Notices.
                    -------

                        (i) Whenever the Aggregate Number shall be adjusted pursuant to this Section 8 and whenever the Minimum

         Exercise Price shall be adjusted as provided in the definition thereof, unless the Holder indicates otherwise in writing, the Company shall forthwith obtain a certificate signed by a firm of independent accountants of recognized national standing selected by the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, the new Aggregate Number or Minimum Exercise Price, as the case may be, and, if applicable, any new securities or property to which the Holder is entitled. The Company shall promptly cause a copy of such certificate, signed by the President of the Company, to be delivered to the Holder. The Company shall keep at its Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective Transferee of the Warrant (in whole or in part).

                        (ii) In case the Company shall propose to take any action that would result in an adjustment to the Aggregate Number pursuant to this Section 8 or that would result in an adjustment to the Minimum Exercise Price as provided in the definition thereof, then in each such case, the Company shall give to the Holder written notice of such proposed action which shall specify the date on which the proposed action is to be taken and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number or on the Minimum Exercise Price, as the case may be, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company at least twenty (20) days prior to the date on which such proposed action is to be taken.

         SECTION 9.    Definitions.  As used herein, the following defined terms
                       -----------
shall have the meanings indicated below:

         "Affiliate" of a Person means a Person that directly or indirectly
          ---------
through one or more intermediates, controls, is controlled by, or is under common control with, the first Person.

         "After Event Share Price" shall have the meaning set forth in the
          -----------------------
definition of Minimum Exercise Price.

         "Aggregate Exercise Price" shall have the meaning set forth in
          ------------------------
Section 4(a).

         "Aggregate Number" shall have the meaning set forth in the introductory
          ----------------
paragraph hereof.

         "Before Event Share Price" shall have the meaning set forth in the
          ------------------------
definition of Minimum Exercise Price.

         "Board of Directors" means the Board of Directors of the Company or any
          ------------------
authorized committee thereof.

         "Business Day" means any day which is not a Saturday, Sunday or legal
          ------------
holiday in New York, New York or Paris, France.

         "Commencement Date" shall have the meaning set forth in the
          -----------------
introductory paragraph hereof.

         "Common Stock" shall have the meaning set forth in the introductory
          ------------
paragraph hereof.

         "Company" shall have the meaning set forth in the introductory
          -------
paragraph hereof.

         "Control" (whether or not capitalized) means, with respect to a
          -------
Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person whether through the ownership of voting securities, by contract or otherwise and, in any event, and without limitation of the foregoing, any Person fifty percent (50%) or more of whose voting securities are owned by another Person shall be deemed to be controlled that Person.

         "Convertible Securities" means evidences of indebtedness, shares of
          ----------------------
stock or other securities which are convertible or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or the happening of a specified event.

         "Election to Purchase" shall have the meaning set forth in Section
          --------------------
4(a).

         "Exercise Date" shall have the meaning set forth in Section 4(a).
          -------------

         "Exercise Price" means the arithmetic average (computed to three
          --------------
decimal places) of the per share closing price of the Common Stock on NASDAQ for the period of thirty (30) consecutive Business Days on which NASDAQ was open for trading ending on the tenth Business Day preceding an Exercise Date. If the Common Stock ceases to be traded on NASDAQ, the foregoing computation shall be made with reference to any other nationally recognized securities exchange on which the Common Stock is traded at the time such computation is made. If, at such time, the Common Stock is not traded on such an exchange, the Exercise Price shall be equal to the fair market value of one share of Common Stock as mutually agreed upon by the Company and the Holder or, if such agreement cannot be reached, as determined in accordance with the following procedure. Each of the Company and the Holder shall select an internationally recognized investment bank experienced in the industry to value a share of Common Stock. If the difference in values determined by such investment banks is ten percent (10%) or less of the lower value, the fair market value of such share of Common Stock shall equal the mid-point between such two values. If such difference in values is greater than ten percent (10%) of the lower value, such investment banks shall jointly appoint a third investment bank to conduct a fair market valuation of a share of Common Stock, and the value as so determined by such third investment bank shall be the fair market value of such share of Common Stock. Notwithstanding the foregoing, the Exercise Price shall not be less than the Minimum Exercise Price.

   "Expiration Date" shall have the meaning set forth in the introductory
    ---------------
paragraph hereof.

   "Holder" shall have the meaning set forth in the introductory paragraph
    ------
hereof.

   "Investment Agreement" shall have the meaning set forth in Section 1.
    --------------------

   "Laws" means all laws, statutes, rules, regulations, ordinances and other
    ----
pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any governmental authority.

   "Minimum Exercise Price" means US $11.00, provided that, in the event of any
    ----------------------
adjustment in the Aggregate Number as provided in Section 8.1(a), (b), (c), (d) or (f), the Minimum Exercise Price then in effect shall be adjusted as follows:

            (i) the arithmetic average (computed to three decimal places) of the per share closing price of the Common Stock on NASDAQ for the period of ten (10) consecutive Business Days on which NASDAQ was open for trading ending on the date of the event causing the adjustment to the Aggregate Number (the "Before Event Share Price") shall be computed; and
                ------------------------

            (ii) the arithmetic average (computed to three decimal places) of the per share closing price of the Common Stock on NASDAQ for the period of ten (10) consecutive Business Days on which NASDAQ was open for trading immediately following the date of the event causing the adjustment to the Aggregate Number (the "After Event Share Price") shall be computed.
                          -----------------------

            If the Before Event Share Price is greater than the After Event Share Price, the Minimum Exercise Price then in effect shall be adjusted downward by multiplying such Minimum Exercise Price by a fraction, the numerator of which is the After Event Share Price and the denominator of which is the Before Event Share Price. If the Before Event Share Price is less than the After Event Share Price, the Minimum Exercise Price then in effect shall be adjusted upward by multiplying such Minimum Exercise Price by a fraction, the numerator of which is the After Event Share Price and the denominator of which is the Before Event Share Price.

            If the Common Stock ceases to be traded on NASDAQ, the foregoing computations shall be made with reference to any other nationally recognized securities exchange on which the Common Stock is traded at the time such computations are made. In the event the Common Stock is not traded on such an exchange at such time, an appropriate equitable adjustment shall be made to the Minimum Exercise Price in light of the event causing the adjustment to the Aggregate Number.

   "NASDAQ" means the inter-dealer quotation system sponsored by the National
    ------
Association of Securities Dealers, Inc.

    "Person" means any natural person, corporation, general partnership, limited
     ------
partnership, proprietorship, limited liability company, joint venture, other business organization, trust, union, association or governmental authority.

    "Principal Office" means the Company's principal office at the address set
     ----------------
forth in Section 11 or such other principal office of the Company in the United States of America the address of which shall have been set forth in a written notice to the Holder.

    "Securities Act" shall have the meaning set forth in Section 2(a).
     --------------

    "Stock Sale" shall have the meaning set forth in Section 8(e).
     ----------

    "Subsidiary" of a Person means a Person that is, directly or indirectly,
     ----------
through one or more intermediates controlled by the first Person.

    "Transaction" shall have the meaning set forth in Section 8(e).
     -----------

    "Transferee" shall have the meaning set forth in Section 2(a).
     ----------

    "Warrant" shall have the meaning set forth in Section 1.
     -------

    SECTION 10. Registration Rights. The Common Stock issued or issuable upon
                -------------------
the exercise of this Warrant by the Holder constitutes Registrable Securities as defined in that certain Registration Rights Agreement between the Company and the Holder dated September 6, 1996 and shall be entitled to all benefits provided thereunder.


    SECTION 11. Notices. All notices, requests and other communications
                -------
hereunder shall be in writing and will be deemed to have been duly given (i) when personally delivered, (ii) when sent by telefax to a party at the number listed below for such party, (iii) three (3) Business Days after the day on which the same has been delivered prepaid to an international courier service or
(iv) ten (10) Business Days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to the party to whom such notice is to be given at the following address for such party:

         If to Purchaser:                  Alcatel Telspace
                                           5 rue Noel PONS
                                           92734 NANTERRE Cedex
                                           FRANCE
                                           Attn: Jacques Couet
                                           Telefax No.: 331-46524596

         With copies to:                   Alcatel Telspace
                                           5 rue Noel PONS
                                           92734 NANTERRE Cedex
                                           FRANCE
                                           Attn: Martine Funston, Esq.
                                           Telefax No.: 331-46524595

         If to the                  SSE Telecom, Inc.
            Company:                8230 Leesburg Pike, Suite 710
                                    Vienna, Virginia 22182
                                    Attn:  Daniel E. Moore
                                    Telefax No.: (703) 442-4507

         With copies to:            Surovell, Jackson, Colten & Dugan,P.C.
                                    4010 University Drive, Suite 200
                                    Fairfax, VA 22030
                                    Attn: G. Donald Markle, Esq.
                                    Telefax No.: (703) 591-2149

Either party from time to time may change its address, telefax number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

    SECTION 12. Entire Agreement. This Warrant supersedes all prior discussions
                ----------------
and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement between the Company and the Holder hereto with respect to the subject matter hereof.

    SECTION 13. Waiver. Any term or condition of this Warrant may be waived at
                ------
any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by either party of any term or condition of this Warrant, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Warrant on any future occasion.

    SECTION 14. Amendment. This Warrant may be amended, supplemented or modified
                ---------
only by a written instrument duly executed by or on behalf of the Holder and the Company.

    SECTION 15. Captions. The captions used in this Warrant have been inserted
                --------
for convenience of reference only and do not define or limit the provisions hereof.

    SECTION 16.  Exhibits.  All exhibits referred to in this Warrant are
                 --------
hereby incorporated by reference into this Warrant and are hereby made a part of this Warrant as if set out in full herein.

    SECTION 17.  Governing Law.  This Warrant shall be governed by and
                 -------------
construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

    SECTION 18.  Severability.  Any provision of this Warrant which is
                 ------------
prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be issued in its corporate name under seal as of the date first above written.


                                          SSE TELECOM, INC., a
                                          Delaware corporation

ATTEST:

By: /s/ G. Donald Markle                  By:/s/ Frederick C. Toombs
   -------------------------                 -----------------------

Title:                  Secretary         Name: Frederick C. Toombs
      ------------------                       ---------------------

         (CORPORATE SEAL)                 Title: President
                                                --------------------

                                   EXHIBIT A




                                     [date]




SSE TELECOM, INC.

- -------------------

- -------------------

Re:      Election to Purchase Common Stock

         The undersigned hereby elects to exercise the right of purchase represented by the Warrant in accordance with Section 4 thereof to purchase thereunder _____ shares of the Common Stock. Simultaneously herewith, the undersigned is tendering to the Company the Aggregate Exercise Price in connection with such exercise, and requests that certificates for such shares be issued in the name of______________________________________________________
___________________________________________________________________ and be
delivered to__________________________________________________________________
___________________________________at_________________________________________.
If said number of shares shall not be all the shares of Common Stock purchasable under the Warrant, the undersigned also requests that a new warrant for the remaining number of shares purchasable under such Warrant be issued and registered in the name of, and delivered to, the undersigned at the address stated below.

         Name of Warrant Holder:
                                ----------------------------------------------

         Address:
                          ----------------------------------------------------


                          ----------------------------------------------------


                          ----------------------------------------------------

         Signature:       By:
                              ------------------------------------------------

                          Name:
                                ----------------------------------------------

                          Title:
                                 ---------------------------------------------